EXHIBIT A TO SCHEDULE 13D
                                                -------------------------

        Agreement Relating to the Filing of Joint Statements Pursuant to Rule 13d-1(k)

   Pursuant to Rule 13d-1(k)(1)(iii) of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13G to which this Exhibit is attached is filed on their behalf in the capacities set out herein below.

   Dated as of February 22, 2008.

                                 ONE INVESTMENTS, LLC.



                                 By:  /s/ Douglas M. Kratz
                                     -------------------------------
                                 Name:  Douglas M. Kratz
                                 Its:   Chairman



                                 /s/ Douglas M. Kratz
                                 -----------------------------------
                                 Douglas M. Kratz



                                 /s/Perry B. Hansen
                                 -----------------------------------
                                 Perry B. Hansen